POWER OF ATTORNEY

The undersigned does hereby appoint Michael B. Tule and Michael J. Drooff, and each of them individually, his true and lawful attorneys-in-fact, for the purpose of, from time to time, executing and filing in his name and on his behalf, any and all filings required under Section 16(a) of the Securities Exchange Act of 1934, as amended, including Securities and Exchange Commission Forms 3, 4 and 5 thereunder, regarding the transactions in and holdings of Class A and/or Class B Common Stock of Rock of Ages Corporation by the undersigned, giving and granting to such attorneys-in-fact the power and authority to act in the premises as fully and to all intents and purpose as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney shall remain in effect until expressly revoked in writing by the undersigned.

Dated: January 18, 2011	/s/ Kevin C. Swenson
Kevin C. Swenson

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